UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2015

SICHUAN LEADERS PETROCHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

FLORIDA	000-54820	20-4138848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15500 Roosevelt Blvd., Ste. 305, Clearwater, FL		33760
(Address of Principal Executive Offices)		(Zip Code)

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17    CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 10, 2015, Sichuan Leaders Petrochemical Company (“Sichuan”) received a Promissory Note from Andy Fan evidencing a loan from Andy Fan to Sichuan in the amount of Ten Thousand and No/100 Dollars ($10,000.00). The Promissory Note matures in one year, and earns interest at the rate equal to nine percent (9%) per annum.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the full text of the Promissory Note filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Andy Fan is the sole Director and Officer of Sichuan, and is the beneficial owner of approximately 89% of Sichuan’s outstanding securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

The exhibit listed in the following Exhibit Table is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Promissory Note by and between Sichuan Leaders Petrochemcial Company and Andy Fan, dated February 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sichuan Leaders Petrochemical Company

Date: February 17, 2015	By:	/s/ Andy Fan
Name: Andy Fan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note by and between Sichuan Leaders Petrochemcial Company and Andy Fan, dated February 10, 2015.